SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2002

TUTOGEN MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	001-16069	59-3100165

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

925 Allwood Road
Clifton, New Jersey 07012
(Address of principal executive offices)

(973) 365-2799
(Registrant’s telephone number, including area code)

Biodynamics International, Inc.
1719 Route 10
Suite 314
Parsippany, New Jersey 07054
(Former name or former address, if changed since last report)

Item 5. Other Events.

Board Adopts Shareholder Rights Agreement

     On July 11, 2002, the Board of Directors of Tutogen Medical, Inc., a Florida corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share of the Company. The dividend is payable on July 31, 2002 to the shareholders of record on that date.

     These Rights, which are governed by a Rights Agreement dated July 16, 2002 between the Company and Computershare Investor Services, LLC, as Rights Agent, protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group, with certain exceptions, that acquires 20% or more of our outstanding common stock without the approval of our Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by our Board.

The Rights. Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on July 31, 2002. The Rights will initially trade with, and will be inseparable from, the common stock. Initially, the Rights are evidenced only by certificates that represent shares of our common stock. New Rights will accompany any new shares of common stock we issue after July 31, 2002 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $35.00, once the Rights become exercisable. This fraction of a Preferred Share will give the shareholder approximately the same dividend, voting and liquidation rights as one (1) share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until:

•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock, or, if earlier,

•	10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

     In the case of Centerpulse, Ltd. and its affiliates and associates (“Centerpulse”), Centerpulse will become an “Acquiring Person” and the Rights will become exercisable if Centerpulse becomes the beneficial owner of an additional 1% or more of our outstanding common stock, or if Centerpulse commences an exchange offer or a tender offer the consummation of which would result in it becoming the beneficial owner of and additional 1% of our outstanding common stock.

     We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Right Certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $35.00, purchase shares of our common stock with a market value of $70.00, based on the market price of the common stock prior to such acquisition.

•	Flip Over. If the Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $35.00, purchase shares of the acquiring corporation with a market value of $70.00, based on the market price of the acquiring corporation’s stock, prior to such merger.

Preferred Share Provisions. Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle holders to quarterly dividend payments of $.01 per such fraction of a share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	will entitle holders upon liquidation either to receive $1 per such fraction of a share, or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of a one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire on July 30, 2012.

Redemption. Our Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one (1) share of common stock or an equivalent security for each Right, except Rights held by the Acquiring Person, which are void and may not be exchanged.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

     The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which has been filed as an exhibit to this Registration Statement, and is hereby incorporated herein by reference thereto.

Item 7. Exhibits.

     (a)  Financial Statements of businesses acquired.

Not applicable.

     (b)  Pro forma financial information.

Not applicable.

     (c)  Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

5.1	Rights Agreement, dated as of July 16, 2002, between the Company and Computershare Investor Services, LLC, as Rights Agent, specifying the terms of the Rights, which includes (i) the Form of Certificate of Designation of the Series A Junior Participating Preferred Stock of Tutogen Medical, Inc. as Exhibit A, (ii) the Form of Right Certificate as Exhibit B and (iii) the Form of Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities Exchange Commission on July 17, 2002).

5.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Tutogen Medical, Inc. (included as Exhibit A to the Rights Agreement (Exhibit 5.1 hereto)) setting forth the terms of the Series A Junior Participating Preferred Stock, par value $0.01 per share.

5.3	Form of Right Certificate (included as Exhibit B to the Rights Agreement (Exhibit 5.1 hereto)). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.

5.4	Form of Summary of Rights to Purchase Preferred Shares (included as Exhibit C to the Rights Agreement (Exhibit 5.1 hereto)), which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.

5.5	Specimen of legend to be placed, pursuant to Section 3(c) of the Rights Agreement, on all new Common Share certificates issued by the Company July 31, 2002 and prior to the Distribution Date upon transfer, exchange or new issuance (incorporated herein by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A filed with the Securities Exchange Commission on July 17, 2002).

99	Press Release dated July 17, 2002.

[Signature page follows.]

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 16, 2002
TUTOGEN MEDICAL, INC.

	By:	/s/ Manfred K. Kruger

Manfred K. Kruger President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Rights Agreement, dated as of July 16, 2002, between the Company and Computershare Investor Services, LLC, as Rights Agent, specifying the terms of the Rights, which includes (i) the Form of Certificate of Designation of the Series A Junior Participating Preferred Stock of Tutogen Medical, Inc. as Exhibit A, (ii) the Form of Right Certificate as Exhibit B and (iii) the Form of Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities Exchange Commission on July 17, 2002).

5.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Tutogen Medical, Inc. (included as Exhibit A to the Rights Agreement (Exhibit 5.1 hereto)) setting forth the terms of the Series A Junior Participating Preferred Stock, par value $0.01 per share.

5.3	Form of Right Certificate (included as Exhibit B to the Rights Agreement (Exhibit 5.1 hereto)). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.

5.4	Form of Summary of Rights to Purchase Preferred Shares (included as Exhibit C to the Rights Agreement (Exhibit 5.1 hereto)), which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.

5.5	Specimen of legend to be placed, pursuant to Section 3(c) of the Rights Agreement, on all new Common Share certificates issued by the Company July 31, 2002 and prior to the Distribution Date upon transfer, exchange or new issuance (incorporated herein by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A filed with the Securities Exchange Commission on July 17, 2002).

99	Press Release dated July 17, 2002.